Exhibit 10.6

SILVER POINT PRIVATE CREDIT FUND

AUTOMATIC DIVIDEND REINVESTMENT PLAN

TERMS AND CONDITIONS

1. Pursuant to this Automatic Dividend Reinvestment Plan (the “Reinvestment Plan”) of Silver Point Private Credit Fund (the “Fund”), unless a holder (a “Shareholder”) of the Fund’s common shares of beneficial interest (the “Common Shares”) otherwise elects, all cash dividends and distributions (together, “distributions”) on such Shareholder’s Common Shares will be automatically reinvested by U.S. Bancorp Fund Services, LLC d/b/a U.S. Bank Global Fund Services, as agent for Shareholders in administering the Reinvestment Plan (the “Plan Agent”), in additional Common Shares of the Fund.

2. Shareholders may elect to opt-out of the Reinvestment Plan and receive all distributions in cash or elect to participate in the Reinvestment Plan (if they have previously opted-out), in each case by so indicating in a completed and duly executed “Reinvestment Plan Election Form,” attached as Exhibit A, and sending it to the Plan Agent at the address set forth below. Shareholders who elect to opt-out of the Reinvestment Plan will receive all distributions in cash paid to the Shareholder of record by the Plan Agent.

3. The failure of any Shareholder to execute and deliver a completed and duly executed Reinvestment Plan Election Form 10 days prior to any distribution record date shall constitute a binding election by such Shareholder to participate in the Reinvestment Plan with respect to such distribution. Such Shareholder may revoke such election at any time pursuant to paragraph 11 below.

4. The Plan Agent will open an account for each Shareholder under the Reinvestment Plan in the same name in which such Shareholder’s Common Shares are registered.

The Plan Agent may hold each participant’s Common Shares, together with the shares of other participants, in non-certificated form in the Plan Agent’s name or that of its nominee.

5. Whenever the Fund declares a distribution payable in cash, non-participants in the Reinvestment Plan will receive cash and participants in the Reinvestment Plan will receive the equivalent in Common Shares. The number of Common Shares to be issued to a participant pursuant to the Plan may be in full and/or fractional shares.

6. Common Shares will be acquired by the Plan Agent for the participants’ accounts, through the receipt of additional unissued but authorized Common Shares from the Fund (“newly issued Common Shares”).

7. The Plan Agent will maintain all Shareholders’ accounts in the Reinvestment Plan and furnish written confirmation of all transactions in the accounts, including information needed by Shareholders for tax records. Common Shares in the account of each Reinvestment Plan participant will be held by the Plan Agent on behalf of the Reinvestment Plan participant. In the case of Shareholders such as banks, brokers or nominees that hold Common Shares for others who are the beneficial owners, the Plan Agent will administer the Reinvestment Plan on the basis of the number of Common Shares certified from time to time by the record Shareholder and held for the account of beneficial owners who participate in the Reinvestment Plan.

8. There is no direct service charge to participants with regard to purchases in the Reinvestment Plan; however, the Fund reserves the right to amend the Reinvestment Plan to include a service charge payable by the participants.

9. Any proxy service vendor engaged by the Fund will forward to each participant any Fund-related proxy solicitation materials and each Fund report or other communication to shareholders. Any Common Shares held by a participant under the Plan will be voted in accordance with the instructions set forth on proxies returned by the participant to the Fund. In the event that the Fund makes available to its shareholders rights to purchase additional shares or other securities, the Common Shares held by the Plan Agent for each participant under the Plan will be added to any other shares held by the participant in calculating the number of rights to be issued to the participant.

10. The automatic reinvestment of distributions will not relieve participants of any U.S. federal, state or local income tax that may be payable (or required to be withheld) on such distributions.

11. Participation in the Reinvestment Plan is completely voluntary and may be terminated or resumed at any time without penalty by submitting a new Reinvestment Plan Election Form to the Plan Agent. Such termination will be effective immediately if the participant’s Reinvestment Plan Election Form is received by the Plan Agent not less than 10 days prior to any distribution record date; otherwise, such termination will be effective only with respect to any subsequent distribution. Upon any termination of the Plan by the Fund or by a participant of its participation in the Plan, the Plan Agent will cause Common Shares held for the participant under the Plan to be credited to the participant in book-entry form with the Fund’s transfer agent.

12. The terms and conditions of this Reinvestment Plan may be amended or supplemented by the Fund at any time but, except when necessary or appropriate to comply with applicable law or the rules or policies of the Securities and Exchange Commission or any other regulatory authority, only by disclosing such amendment through a public filing with the Securities and Exchange Commission at least 30 days prior to the effective date thereof. The amendment or supplement shall be deemed to be accepted by each participant unless, prior to the effective date thereof, the Plan Agent receives written notice from the participant of the termination of such participant’s account under the Plan.

13. The Reinvestment Plan may be terminated by the Fund upon notice in a public filing with Securities and Exchange Commission.

14. The Fund may replace the Plan Agent by naming a successor agent with full power and authority to perform all or any of the acts to be performed by the Plan Agent under these terms and conditions. Upon any such appointment of any agent for the purpose of receiving cash distributions, the Fund will be authorized to pay to such successor agent, for each participant’s account, all distributions payable on Common Shares of the Fund held in the participant’s name or under the Plan for retention or application by such successor agent as provided in these terms and conditions.

15. All correspondence concerning the Reinvestment Plan should be directed to the Plan Agent at alternativefundsupport@usbank.com and IROPS@silverpointcapital.com.

16. These terms and conditions of this Reinvestment Plan shall be governed by the laws of the State of New York without regard to its conflicts of laws provisions.

EXECUTION

To record the adoption of the Reinvestment Plan as of [    ], 2026, the Fund has caused this Reinvestment Plan to be executed in the name and on its behalf by a duly authorized officer.

SILVER POINT PRIVATE CREDIT FUND

By:
Title:

EXHIBIT A

SILVER POINT PRIVATE CREDIT FUND

AUTOMATIC DIVIDEND REINVESTMENT PLAN

ELECTION FORM

Name of Shareholder:

Place an ☒ in one of the following boxes.

☐	I elect to participate in the Reinvestment Plan and have all cash dividends and distributions on my Common Shares automatically reinvested by the Plan Agent in additional Common Shares of the Fund.

☐

I elect to not participate in the Reinvestment Plan and to receive all distributions in cash paid to the Shareholder of record (or, if the Common Shares are held in street or other nominee name, then to such nominee) by the Plan Agent.

X
	Signature	Date

Name(s)

Title (if applicable)

5